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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934. (Amendment No.  )

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         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                        THE ZWEIG TOTAL RETURN FUND, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                          RETURN YOUR WHITE PROXY CARD TODAY TO
                   PROTECT YOUR INVESTMENT IN ZWEIG TOTAL RETURN FUND
                            FROM PROFESSIONAL CORPORATE RAIDER


May 5, 2004


Dear Fellow ZTR Shareholder:

YOUR DIRECTORS ARE WRITING TO URGE YOU TO VOTE NO TO PHILLIP GOLDSTEIN, WHO WAGES COSTLY AND DISRUPTIVE PROXY BATTLES AGAINST CLOSED-END FUNDS, USUALLY CHARGING THAT DIRECTORS HAVE FAILED TO TAKE ACTION TO ADDRESS SHARE-PRICE DISCOUNTS. DON'T BE FOOLED! HIS AGENDA IS TO MAKE A QUICK PROFIT AT THE EXPENSE OF OTHER SHAREHOLDERS AND THEN MOVE ON TO HIS NEXT VICTIM.

Goldstein has misinformed you in his recent communications. He fails to tell you that his proposals:

     - Will cause you to pay taxes that you otherwise would not have to pay;

     - Could turn your Fund into a junk bond fund;

     - Will put your Fund into the hands of an inexperienced Board; and

     - Could destroy your Fund's ability to create long-term value on your behalf.

Goldstein has ignored our record in installing a new portfolio management team and in addressing your Fund's tax position, including our adoption of the new distribution policy announced on April 8.

Goldstein's malicious accusations against us are reprehensible. Unlike Goldstein, we have no personal agenda, and we are committed to your Fund for the long term. Along with Marty Zweig, we hold over 223,000 shares in the Fund, and none of us has ever sold a share. Goldstein says he wants a board seat, but his actions suggest that he could not represent shareholders independently. He represents himself and the investors in his hedge fund, and his agenda is inconsistent with your Fund's structure, investment objectives and policies.

Goldstein's off-the-cuff assertion that he can reduce your Fund's administrative expenses based on a five-minute telephone call is ridiculous! How can he determine the costs of administering a fund with over 38,000 shareholders on the basis of a telephone conversation when he has never run a fund himself? Fund administration consists of a variety of services, including net asset value accounting and other critically important functions. We review your Fund's administration contract annually to ensure that your Fund is well served. Based on a complete analysis by the leading provider of fund data services, we are confident that your Fund's fees and expenses are in line with those of comparable funds.

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Because Goldstein has waged this attack on your interests, your participation in this year's Annual Meeting of Shareholders, scheduled for Wednesday, May 12, is more important than ever, so please vote today by signing, dating and mailing promptly your WHITE proxy card. You can also vote by telephone at 1-800-454-8683 or at WWW.PROXYVOTE.COM. And remember - do not sign any green card you may receive.

If you have any questions, D.F. King & Co., Inc., your Fund's proxy solicitor, will be pleased to assist. Please call them toll-free at 1-888-628-1041.

Your Board thanks you for your cooperation, continued support and prompt return of your WHITE proxy card.

Sincerely,

Charles H. Brunie
Daniel T. Geraci
Wendy Luscombe
Alden C. Olson
James B. Rogers, Jr.
R. Keith Walton
Directors